UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2010

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Intersil Corporation (“Intersil”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 5, 2010 in Milpitas, California.

(b) At the Annual Meeting, the shareholders considered and approved items 1, 2 and 3 below. As reported by our transfer agent, the total shares voted was 114,533,744.

(1) Election of Directors. All nine of management’s nominees for our Board of Directors were elected by the following vote:

Nominee	For	Withheld	Broker Non-Vote
David B Bell	106,887,735	1,627,413	6,018,596
Dr. Robert W. Conn	106,822,327	1,692,821	6,018,596
James V. Diller	104,163,325	4,351,823	6,018,596
Gary E. Gist	105,853,141	2,662,007	6,018,596
Mercedes Johnson	106,875,948	1,639,200	6,018,596
Gregory Lang	106,843,112	1,672,036	6,018,596
Jan Peeters	106,596,438	1,918,710	6,018,596
Robert N. Pokelwaldt	106,811,899	1,703,249	6,018,596
James A. Urry	105,861,552	2,653,596	6,018,596

(2) To ratify the appointment of KPMG LLP as Intersil’s independent registered public accounting firm.

For	Against	Abstain	Broker Non-Vote
112,552,364	731,132	1,250,248	—

(3) To approve Intersil Corporation Executive Incentive Plan whereby compensation payable pursuant to the Executive Incentive Plan will be deductible performance-based compensation under Internal Revenue Code Section 162(m).

For	Against	Abstain	Broker Non-Vote
104,915,157	1,664,008	1,935,983	6,018,596

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	May 11, 2010	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary